                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         UNIMED PHARMACEUTICALS, INC.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)



-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [ ] No fee required.

    [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        Common Stock
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    (2) Aggregate number of securities to which transaction applies:


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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------

    (5) Total fee paid:


--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

                                  UNIMED LOGO

                          UNIMED PHARMACEUTICALS, INC.

                            2150 EAST LAKE COOK ROAD
                            BUFFALO GROVE, IL 60089
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 24, 1997
                            ------------------------

     The Annual Meeting of Stockholders of UNIMED Pharmaceuticals, Inc. (the "Company"), a Delaware corporation, will be held at Harris Trust and Savings Bank, Seminar Rooms 2 & 3, 8th Floor West, 111 West Monroe Street, Chicago, Illinois 60603, on April 24, 1997, at 10:00 A.M., Chicago time, for the following purposes:

     1. To elect two nominees as directors for a term of three years (expiring in 2000) and until their successors are duly elected and qualified.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     THE NOMINEES FOR ELECTION AS DIRECTORS ARE JOHN N. KAPOOR, PHD AND ROLAND WEISER, BOTH OF WHOM ALREADY SERVE AS DIRECTORS OF THE COMPANY. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES.

     The Board of Directors has set February 28, 1997, as the record date for the Meeting. Only holders of the Company's Common Stock of record at the close of business on such date will be entitled to notice of, and to vote at, the Annual Meeting. The stock transfer books will not be closed.

                                          By Order of the Board of Directors,

                                          DAVID E. RIGGS,
                                          Secretary

Dated: April 7, 1997

                                   IMPORTANT

   WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED. YOUR PROMPT RESPONSE WILL ASSURE A QUORUM AT THE MEETING, THEREBY SAVING YOUR COMPANY THE EXPENSE OF FURTHER SOLICITATION OF PROXIES.

                                  UNIMED LOGO

                          UNIMED PHARMACEUTICALS, INC.

                            2150 EAST LAKE COOK ROAD
                            BUFFALO GROVE, IL 60089

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 24, 1997

                              GENERAL INFORMATION

     The accompanying proxy is solicited by the Board of Directors of Unimed Pharmaceuticals, Inc. (the "Company") to be voted at the Annual Meeting of Stockholders of the Company to be held at Harris Trust and Savings Bank, Seminar Rooms 2 & 3, 8th Floor West, 111 West Monroe Street, Chicago, Illinois 60603 on April 24, 1997, and any and all adjournments thereof. The Proxy Statement and the form of proxy enclosed herewith were first mailed on or about April 7, 1997 to stockholders of record on February 28, 1997. Any stockholder who executes and delivers a proxy may revoke it by written communication to the Secretary of the Company at any time prior to its use or by voting in person at the Annual Meeting.

     The cost of soliciting proxies will be borne by the Company. Directors, officers and regular employees of the Company may solicit proxies by telephone, telegram and personal interview. The Company may also hire a proxy solicitor. The Company also will bear the expense of brokers who, at the request of the Company, mail to their customers copies of the enclosed Annual Report, Notice of Meeting and Proxy Statement, and form of Proxy.

     Only holders of issued and outstanding shares of the Company's Common Stock of record at the close of business on February 28, 1997 are entitled to notice of, and to vote at, the Annual Meeting. The number of shares of Common Stock outstanding on February 28, 1997, was 8,783,499. The presence in person or by properly executed proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum. A plurality of the votes cast in person or by proxy is necessary to elect the directors.

     Each holder of shares of Common Stock is entitled to one vote per share on all matters properly coming before the Meeting. Stockholders are not permitted to cumulate votes for purposes of electing directors or otherwise. Abstentions and broker non-votes are included in the determination of the number of shares present at a meeting for quorum purposes but are not counted in the tabulations of the votes cast for the election of directors.

                             ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes in accordance with Article FIFTEENTH of the Company's Certificate of Incorporation, as amended. The class of directors (Class II) whose term will expire at the 1997 Annual Meeting currently consists of two directors: John N. Kapoor, PhD and Roland Weiser. Pursuant to the Company's bylaws, the Board of Directors has set the number of directors of the Company at five, of which the directors are designated as Class II (term expiring 1997), two directors are designated as Class III (term expiring 1998) and one directorship designated as Class I (term scheduled to expire in 1999). Each of Dr. Kapoor and Mr. Weiser is nominated for election for a term of three years and until his successor is duly elected and qualified. If a nominee becomes unavailable for election for any reason, the persons named in the form of proxy will vote for any nominee who shall be designated by the present Board of Directors.

     The following table presents the names, ages and principal occupations of the nominees and the other members of the Board of Directors. Information concerning their beneficial ownership of Company Common Stock is presented under Ownership of Shares below.

                       MEMBERS OF THE BOARD OF DIRECTORS

                      DIRECTORS WHOSE TERMS EXPIRE IN 1997
                       NOMINEES FOR ELECTION AS DIRECTORS
                                   (Class II)

                                                  DIRECTOR
                   NAME                     AGE    SINCE                PRINCIPAL OCCUPATION
                   ----                     ---   --------              --------------------
John N. Kapoor, PhD.......................  53      1991     Chairman of the Board of UNIMED
                                                             Pharmaceuticals, Inc. since May 1992, and
                                                             Chief Executive Officer from May 1992
                                                             through October 1993; Chairman of
                                                             OptionCare, Inc., a franchisor of home
                                                             infusion therapy businesses, since October
                                                             1990; President of EJ Financial
                                                             Enterprises, Inc., a consulting and private
                                                             investment firm, since 1990; Chief
                                                             Executive Officer of Akorn, Inc., an
                                                             ophthalmics company since May 1996, and
                                                             director since December 1991; Chairman of
                                                             Lyphomed, Inc., a pharmaceutical company,
                                                             from 1983 to 1990; Director of Lunar Corp.,
                                                             a manufacturer and marketer of X-ray and
                                                             ultrasound systems; Director of NeoPharm,
                                                             Inc., an oncology company.
Roland Weiser.............................  66      1989     President of Intervista, an international
                                                             pharmaceutical consulting firm, since 1985;
                                                             Senior Vice President of Schering-Plough
                                                             Corp. (International) from 1980 to 1984;
                                                             Director, GAM Funds, Inc., a diversified
                                                             open end investment company.

                      DIRECTORS WHOSE TERMS EXPIRE IN 1998
                                  (Class III)

                                                  DIRECTOR
                   NAME                     AGE    SINCE                PRINCIPAL OCCUPATION
                   ----                     ---   --------              --------------------
Fred Holubow..............................  58      1995     Founder and Vice President of Pegasus
                                                             Associates, a registered investment
                                                             advisory firm, since 1982; Director and
                                                             Vice Chairman, Jefferson State Bank, an
                                                             Illinois State Bank, and Director of
                                                             ThermoRemediation.

James J. Lempenau.........................  67      1983     Chartered Financial Analyst; President and
                                                             Director since 1981 of The Income Builder,
                                                             Inc., an investment advisory firm.

     The Board of Directors of the Company held six meetings during 1996. The Company has an Audit Committee and a Salary and Compensation Committee. During fiscal 1996, the Audit Committee met twice and the Salary and Compensation Committee met three times. The Salary and Compensation Committee also conferred numerous times by telephone during the year. The Audit Committee consists of James J. Lempenau, Chairman, Roland Weiser and Fred Holubow. The Audit Committee acts as a liaison between the Company and its independent auditors and reports on matters pertaining to the Company's independent audit and the Company's accounting policies. The Salary and Compensation Committee, which consists of Roland Weiser (Chairman), Fred Holubow and James J. Lempenau, evaluates and determines executive officer compensation. The Company does not have a nominating committee. Each director attended or participated in at least 75% of the board meeting and meetings of committees of which he is a member.

     As a result of the resignation in mid-January 1997 of Stephen Simes as a Class I director, President and Chief Executive Officer of the Company, there exists a vacancy in the Class I group of directors. The Board of Directors has determined not to fill the vacancy at this time.

     The John N. Kapoor Trust, an affiliate of John N. Kapoor, Ph.D., Chairman of the Company, has the right to nominate two persons to the Board of Directors as long as the Trust owns beneficially 880,000 shares of securities of the Company entitled to vote for the election of directors (the "Voting Securities"). The Trust may continue to nominate one person as long as the Trust owns beneficially less than 880,000 shares, but at least 220,000 shares, plus an additional number of shares equal to 5% of future issuances of Voting Securities (other than shares issued upon the exercise of options and warrants outstanding on the date the Trust agreed to purchase Common Stock of the Company). Dr. Kapoor is the Trust's representative on the Board of Directors.

     The Company's By-laws permit any stockholder to nominate one or more persons for election as directors at an Annual Meeting of Stockholders, provided such stockholder's intent to make such nomination(s) has been personally delivered or mailed to the Secretary of the Company no later than 60 days in advance of the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE RE-ELECTION OF JOHN N. KAPOOR, PHD AND MR. ROLAND WEISER TO THE COMPANY'S BOARD OF DIRECTORS.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation for services to the Company for fiscal 1996 to Robert E. Dudley, the chief executive officer of the Company, and Stephen Simes, the past president and Chief Executive Officer (together the "1996 Named Officers"). No other person who served as an executive officer of the Company in fiscal 1996 received more than $100,000 in salary and bonus in fiscal 1996.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                            COMPENSATION
                                        ANNUAL COMPENSATION                    AWARDS
                               --------------------------------------   --------------------
                                                                        RESTRICTED
                                                         OTHER ANNUAL     STOCK                      OTHER
                                      SALARY    BONUS    COMPENSATION     AWARDS     OPTIONS      COMPENSATION
 NAME AND PRINCIPAL POSITION   YEAR      $        $          $(1)           $         #(2)            $(3)
 ---------------------------   ----   ------    -----    ------------   ----------   -------      ------------
Robert E. Dudley(4)..........  1996   150,000   45,000       7,200          0        100,000          4,750
  Chief Executive              1995   140,000   42,000       7,200          0        100,000         51,765
  Officer                      1994     8,227        0         300          0              0              0
Stephen M. Simes(5)..........  1996   220,000   88,000      12,000          0        360,000         10,604
  Past President and           1995   200,000   80,000       9,890          0        360,000(6)      10,570
  Chief Executive Officer      1994    37,712        0       1,700          0        300,000(6)           0

---------------
(1) Represents the compensation portion of car allowances advanced to the 1996 Named Officers.

(2) The stock options become exercisable 25% on the anniversary of the date of grant and an additional 25% on each anniversary date thereafter until exercisable in full. Exercisability will be accelerated in the event of a "change of control."

(3) Represents the matching contribution ($4,750 per officer) made by the Company to its 401(k) Plan for each of the executive officers listed above. For Dr. Dudley in 1995, this amount represents the Company 401(k) matching contribution, expenses paid by the Company related to Dr. Dudley's relocation ($35,469) and the taxes associated with those relocation expenses ($11,676). For Mr. Simes, this amount also includes insurance premiums of $4,181 and $1,673 of taxes associated with those premiums.

(4) Dr. Dudley joined the Company in December 1994. He was elected chief executive officer on January 13, 1997. Dr. Dudley's Employment Agreement is described under "Certain Transactions."

(5) Mr. Simes joined the Company on October 25, 1994 and resigned as President and Chief Executive Officer on January 13, 1997. The employment agreement entered into between Mr. Simes and the Company provides for salary continuation through February 12, 1998. In addition, options to purchase 190,000 shares of Common Stock were vested and his remaining options to purchase 170,000 shares of Common Stock were terminated.

(6) The 360,000 options granted to Mr. Simes in 1995 represent 60,000 new options and a repricing of 300,000 options granted to him in 1994. Of the 300,000 options granted to Mr. Simes in 1994, 50,000 options vested one day after grant and 250,000 options were to vest as described in note (2) above. It was an additional condition of the exercise of 100,000 of these 250,000 options that the price of the Common Stock shall have equalled or exceeded $5.00 per share for ten consecutive trading days. This condition was satisfied on June 22, 1995. At December 31, 1996, options to purchase 190,000 shares of Common Stock were vested. On January 13, 1997, options to purchase 170,000 shares of Common Stock terminated.

                       OPTION GRANTS IN FISCAL YEAR 1996

     No options to purchase shares of Common Stock were granted to the 1996 Named Officers during the fiscal year ended December 31, 1996.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to stock options exercised during the fiscal year ended December 31, 1996, and the value at December 31, 1996, of unexercised stock options held by the 1996 Named Officers:

                                                                           NUMBER OF            VALUE OF
                                                                          UNEXERCISED      UNEXERCISED OPTIONS
                                                                            OPTIONS           IN-THE-MONEY
                                                                           AT FISCAL            AT FISCAL
                                                                           YEAR-END             YEAR END*
                                         SHARES ACQUIRED     VALUE       EXERCISABLE/         EXERCISABLE/
                                           ON EXERCISE      REALIZED     UNEXERCISABLE        UNEXERCISABLE
                NAME                            #              $               #                    $
                ----                     ---------------    --------     -------------     -------------------
Robert E. Dudley.....................           0              0          25,000/75,000      106,250/243,750
Stephen M. Simes.....................           0              0        190,000/170,000      807,500/610,000

-------------------------
* Represents the fair market value at December 31, 1996 of the Common Stock underlying the options minus the exercise price.

                           COMPENSATION OF DIRECTORS

     Directors who are not officers of the Company receive an annual stipend of $6,000 for serving on the Board and its committees, an additional $1,000 for each directors' meeting which they attend (excluding meetings held by telephone), $500 for each committee meeting they attend (excluding meetings held by telephone) and reimbursement of out-of-pocket expenses in connection with their attendance at directors' meetings. The 1991 Stock Option Plan provides for a grant of options to purchase 10,000 shares of Common Stock to each new director who is not an officer on the date he first becomes a director, and annual stock option grants of 7,500 shares of Common Stock to directors who are not officers.

                    SALARY AND COMPENSATION COMMITTEE REPORT

     The Salary and Compensation Committee of the Board of Directors, consisting of three non-employee directors, Roland Weiser, Chairman, Fred Holubow and James
J. Lempenau, has issued the following report with respect to Executive
Compensation:

     The Company's compensation policies applicable to its executive officers are administered by the Compensation Committee of the Board of Directors. These policies are designed to strengthen the capabilities and financial performance of the Company by aligning the financial interests of its executive officers with those of its stockholders.

     The three primary components of executive compensation are base salary, incentive bonuses and long-term compensation consisting of stock option grants. All three are administered according to compensation guidelines approved by the Board of Directors. These guidelines provide that a significant portion of management's compensation be tied to the performance of the Company. Base salaries are expected to be in the upper half of comparable companies. Bonuses, in cash or shares, are awarded at the discretion of the Board, reward for the achievement of yearly goals, which move the Company towards its longer term strategic directives. Such bonuses are calculated on the basis of measurable goals, some quantitative, and others related to strategic objectives (for the CEO) or functional goals (for the other officers). Options for Company stock are long-term incentives granted at the discretion of the Board, that benefit management only if the stockholders benefit by higher prices of the Company stock.

     The Committee recommends the salaries of the executive officers and the yearly incentive bonus program, and administers the 1991 amended stock option plan under which the employee stock options are granted. All components of executive compensation are reviewed for competitiveness by referring to a survey prepared by an independent professional organization. The 1996 survey used by the Committee, was prepared by executive compensation consultants and covered 60 public companies in the biotechnology industry, all being below the 25 largest companies, in terms of market capitalization.

BASE SALARY

     The 1996 salary for the then President/CEO, Stephen Simes, was determined by the Committee, considering the performance of the Company in 1995. This determination and recommendation to the Board was made out of the presence of Mr. Simes. The Committee also reviewed the salaries recommended by Mr. Simes for the executive officers reporting to him and recommended these for approval to the Board. All these salaries were evaluated for competitiveness to the previously mentioned industry survey.

     On January 13, 1997, Mr. Simes resigned his position as President and CEO and director of the Company to pursue other business interests. Dr. Robert Dudley, the then Vice President of Clinical & Regulatory Affairs, was appointed by the Board of Directors as CEO. The 1997 salary for Dr. Dudley, was based upon his base salary in effect on January 13, 1997 (in accordance with his employment agreement) plus an additional $4,000 per month for accepting the additional responsibilities of CEO. The minimum total additional compensation for Dr. Dudley as CEO was set at $25,000 regardless of his tenure in this position.

INCENTIVE BONUS AWARDS

     Bonus awards for 1996 were granted on the basis of financial goals and new product acquisition objectives established in early 1996. For Mr. Simes, the Committee considered the potential impact of the goals achieved, and recommended to the Board that the maximum 40% bonus be granted. Mr. Simes was not present at these meetings. For the other officers, bonus awards were reviewed by the Committee as recommended by the CEO for approval by the Board in January 1997.

STOCK OPTION PLAN GRANTS

     The Board has determined that all employees should have an interest in the Company and its stock. Therefore, options are granted to every employee at the time of hire. The number of options granted to new employees varies directly with responsibilities and salary level. Awards are typically made annually at fair market value at the time of grant.

     In September 1995, the Board recommended to the Committee that a pool of shares be set aside each year, and as a guideline this pool will be equal to a maximum of 1% of the outstanding stock of the Corporation. This pool is to be used as an allotment for existing employees, with option grants to new employees and others exempt from this established annual pool. However, the Committee may use another percentage from time to time, as may be confirmed by the Board.

     In September 1995, the Committee granted options to employees using the new guidelines and determined that the next regular grant of stock options to existing employees take place in April 1997. Additional options will be granted from the pool in April 1997.

                                          Respectfully submitted,

                                          Salary and Compensation Committee

                                          Fred Holubow
                                          James J. Lempenau
                                          Roland Weiser (Chairman)

                               PERFORMANCE GRAPH

     The following performance graph compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock to the cumulative return of the NASDAQ (U.S.) Stock Market Index and the NASDAQ Pharmaceutical Stock Index for the five fiscal years ended December 31, 1996.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN* AMONG
          UNIMED PHARMACEUTICALS, INC., NASDAQ (US) STOCK MARKET INDEX
                     AND NASDAQ PHARMACEUTICALS STOCK INDEX

        MEASUREMENT PERIOD               UNIMED             NASDAQ             NASDAQ
      (FISCAL YEAR COVERED)         PHARMACEUTICALS,        MARKET         PHARMACEUTICALS
                                          INC.          INDEX-U.S. COS.         INDEX
1991                                              100                100                100
1992                                           121.62             116.38              83.22
1993                                            43.24             133.60              74.18
1994                                            27.70             130.59              55.83
1995                                            71.62             184.68             102.14
1996                                            75.68             227.17             102.25

     ASSUMES $100 INVESTED ON JANUARY 1, 1992 IN UNIMED COMMON STOCK, NASDAQ
(US) STOCK MARKET INDEX, AND NASDAQ PHARMACEUTICAL INDEX.

     *TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS.

                              OWNERSHIP OF SHARES

     The following table presents information as of February 28, 1997 with respect to the beneficial ownership of the Company's Common Stock by all directors, all 1996 Named Officers, all persons known to the Company to own beneficially 5% or more of the Company's Common Stock, and all current officers and directors as a group. The Company's only class of equity securities outstanding is its Common Stock:

                                                              SHARES OF BENEFICIAL   PERCENT OF
                  NAME OF BENEFICIAL OWNER                        OWNERSHIP(1)         CLASS
                  ------------------------                    --------------------   ----------
John N. Kapoor, Ph.D.(2)....................................       2,384,429          25.29%
  EJ Financial Enterprises, Inc.
  225 E. Deerpath, Suite 250
  Lake Forest, IL 60045
James J. Lempenau(3)........................................          64,828            *
Roland Weiser(3)............................................          52,010            *
Fred Holubow(3).............................................          35,000            *
Robert E. Dudley(3).........................................          40,000            *
Stephen M. Simes(3).........................................         190,000            2.1%
All Directors and Executive Officers as a group (7
  persons)..................................................       2,643,767(4)       28.85%

---------------
 *  Less than 1%

(1) Beneficial and Percentage Ownership have been determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under this Rule, shares of Common Stock that may be acquired upon exercise of stock options within 60 days of the measurement date are deemed beneficially owned by the optionholder and included in calculating the optionholder's percentage ownership of Common Stock.

(2) Includes 1,669,429 shares of Common Stock beneficially owned by the John N. Kapoor Trust (the "Trust"), an affiliate of Dr. Kapoor; 485,000 shares of Common Stock held by a limited partnership created for the benefit of Dr. Kapoor's family members, of which Dr. Kapoor is the general partner; 20,000 shares held in trust for family members of which Dr. Kapoor's spouse is the Trustee; and 210,000 shares of Common Stock that may be purchased under stock options exercisable within 60 days of February 28, 1997.

(3) Includes incentive stock options and nonqualified stock options exercisable within 60 days of February 28, 1997 to purchase shares of Common Stock as follows: 49,828 shares by Mr. Lempenau; 48,670 shares by Mr. Weiser; 25,000 shares by Mr. Holubow; 40,000 shares by Dr. Dudley; and 190,000 shares by Mr. Simes.

(4) Includes shares owned beneficially (including an aggregate of 440,998 shares of Common Stock that may be purchased under stock options exercisable within 60 days of February 28, 1997) and of record by the officers and directors (other than Mr. Simes who resigned from the Company in January 1997).

                              CERTAIN TRANSACTIONS

     The Company and EJ Financial Enterprises, Inc. ("EJ Financial"), an affiliate of Dr. John N. Kapoor, entered into an agreement, terminating March 27, 1997, pursuant to which EJ Financial provides independent consulting services to the Company at a fee to be determined on a yearly basis. The Company paid $50,00 to EJ Financial under the contract with respect to fiscal 1996, $50,000 for fiscal 1995 and $106,250 for fiscal 1994. The agreement may be terminated by either party upon 30 days' prior written notice. EJ Financial principally provides consulting support on strategic corporate objectives and operations' including sales and marketing strategies, new product strategies and key contacts within the industry and financial community.

EJ Financial is engaged in a number of business activities, including consulting services to the Company and the payment to EJ Financial is not intended primarily to furnish compensation to Dr. Kapoor.

     Dr. Dudley is employed by the Company under an Employment Agreement dated November 3, 1994. Under this agreement, Dr. Dudley received a base salary of $140,000 per year in 1995 and $150,000 in 1996 plus an automobile allowance of $7,200 per year, may receive bonuses based on a multiple of his annual salary, as may be determined by the Board, and may participate in the Company's insurance and retirement programs. The Agreement also provided for the grant of options to purchase 60,000 shares of Common Stock under the 1991 Stock Option Plan, as amended. The Company paid for Dr. Dudley to relocate to the metropolitan Chicago area from New Jersey. Dr. Dudley may be terminated immediately for cause (as defined in the Employment Agreement) or upon 30 days notice without cause. If Dr. Dudley is terminated without cause, he is to receive his then current base salary and benefits for up to nine months after the date of termination. On January 13, 1997, the Board appointed Dr. Dudley Chief Executive Officer of the Company and increased his base compensation by $4,000 per month (and not less than $25,000 in the aggregate) during the period that he serves in that capacity.

     In February 1996, the Trust exercised warrants to purchase 800,000 shares of Common Stock at an exercise price of $2.125 for an aggregate purchase price of $1,700,000. These warrants were issued in March 1991, and were to expire on March 31, 1996. The Company paid the Trust $22,714 in connection with the early exercise of the warrants, which amount was determined by multiplying the exercise price of the warrants by an annual interest rate of 1% over the prime rate for the number of days of the early exercise.

     Mr. Fred Holubow and Mr. Roland Weiser each purchased shares of the Company's Common Stock (10,000 shares and 2,000 shares, respectively) in the Company's private placement of 1,400,000 shares completed on February 29, 1996. The price of the shares in the private placement was $6.00 per share. The closing price on February 29, 1996, for the Common Stock, as reported by NASDAQ, was $7.125. The shares are restricted, but the Company has agreed to register all of the shares sold in the private placement for resale, including the shares purchased by the directors.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires officers, directors, and persons who own more than 10% of the Company's equity securities to file statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 or 5) with the Securities and Exchange Commission (the SEC) and to furnish the Company with copies of all such forms they file.

     To the Company's knowledge based solely on the review of the copies of such forms received by it, the Company believes that during 1996 all filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with and were timely filed.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     Coopers & Lybrand LLP was the Company's independent public accountant for the 1996 fiscal year. A representative from the Company's independent public accountants customarily attends the Annual Meeting and has the opportunity to make a statement if he or she so desires. This representative also is available to respond to appropriate questions. The Company has not yet selected its independent public accountant for the 1997 fiscal year.

                                 MISCELLANEOUS

     As of the date of this Proxy Statement, management does not know of any other matters that will come before the Annual Meeting. In the event that any other matter properly comes before the Annual Meeting, the persons named in the enclosed form of proxy intend to vote all proxies in accordance with their best judgment on such matters.

     It is the intention of the persons named in the enclosed form of proxy, unless otherwise directed by stockholders executing proxies, to vote all proxies received by them in time FOR the election of Dr. Kapoor and Mr. Weiser into the class of directors whose term will expire in 2000.

     All shares represented by proxies to be voted at the Annual Meeting will be voted if received in time.

     A COPY OF THE COMPANY'S FORM 10-K ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 IS AVAILABLE WITHOUT CHARGE FROM THE CORPORATE SECRETARY, UNIMED PHARMACEUTICALS, INC., 2150 EAST LAKE COOK ROAD, BUFFALO GROVE, ILLINOIS 60089, TELEPHONE: (847) 541-2525.

                              1998 ANNUAL MEETING

     Proposals of stockholders intended to be represented at the next Annual Meeting of Stockholders to be held in 1998 must be received by the Company on or before December 3, 1997 for inclusion in the Company's Proxy Statement and form of proxy relating to that Annual Meeting.

                                          UNIMED PHARMACEUTICALS, INC.

                                          DAVID E. RIGGS
                                          Secretary

Dated: April 7, 1997

             PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD NOW

                                     PROXY

                          UNIMED PHARMACEUTICALS, INC.
                             2150 E. LAKE COOK RD.,
                         BUFFALO GROVE, ILLINOIS 60089
                      THIS PROXY IS SOLICITED ON BEHALF OF
                           THE BOARD OF DIRECTORS FOR
             THE ANNUAL MEETING OF STOCKHOLDERS ON APRIL 24, 1997.

  The undersigned hereby appoints Dr. John N. Kapoor, Dr. Robert Dudley, and David E. Riggs, and each of them, as proxies with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all common shares of the undersigned in Unimed Pharmaceuticals, Inc. at the Annual Meeting of Stockholders to be held at Harris Trust and Savings Bank, Seminar Rooms 2 & 3, 8th Floor West, 111 West Monroe Street, Chicago, Illinois 60603 on April 24, 1997 at 10:00 a.m., Chicago time, and at any adjournment thereof, upon all subjects that may properly come before the meeting, subject to any directions indicated on the reverse side of this card. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE AND AT THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

  PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU DO NOT SIGN AND RETURN A PROXY, OR ATTEND THE MEETING AND VOTE BY BALLOT, YOUR SHARES CAN NOT BE VOTED.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED
HEREIN.

  1. For the election of JOHN N. KAPOOR, PhD. and ROLAND WEISER as Class II directors, to hold office until the Annual Meeting in 2000 or until their successors are duly elected and qualified.

     TO WITHHOLD AUTHORITY TO VOTE FOR A NOMINEE, LINE THROUGH OR OTHERWISE STRIKE OUT THE NAME OF THE NOMINEE.

  2. To transact such other business as may properly come before the meeting.


                                Signatures:
                                              ------------------------

                                              ------------------------

                                       Dated:                   , 1997
                                              ------------------

Please sign exactly as name appears above. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give full title or capacity as such.


                                      17